Exhibit 10.5 1 FORM PSU AGREEMENT SCIENCE APPLICATIONS INTERNATIONAL CORPORATION 2023 EQUITY INCENTIVE PLAN FY___ – FY___ PERFORMANCE STOCK UNIT AWARD AGREEMENT BY ACCEPTING THE AWARD DESCRIBED IN THIS AGREEMENT, RECIPIENT VOLUNTARILY AGREES TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE 2023 EQUITY INCENTIVE PLAN AND THIS AGREEMENT. Restricted Stock Units for which vesting is based on the achievement of certain Performance Conditions referred to herein as “Performance Goals” are “Performance Stock Units”. This Award for Performance Stock Units (PSUs) is granted pursuant to the terms and conditions of the 2023 Equity Incentive Plan (the “Plan”) and this Agreement. Each PSU represents a right to receive one Share subject to the attainment of Performance Goals and the other terms and conditions described in the Plan and this Agreement. In the event of any inconsistency between the terms and conditions in this Agreement and those set forth in the Plan, the terms and conditions of the Plan will prevail. Capitalized terms used herein and not defined will have the meanings attributed to them in the Plan. 1. AWARD DETAILS RECIPIENT: GRANT DATE: ___________ ___, 20__ TARGET PERFORMANCE STOCK UNITS: ____________ Target PSUs PERFORMANCE PERIOD: February __, 20__ through January __, 20__

US.359333874.02 2 2. PERFORMANCE GOALS; PAYOUT LEVELS. The Performance Goals and the “Payout Levels” for this Award are described below. The Performance Goals will be set and measured for each fiscal year during the Performance Period or may be determined based on cumulative performance or performance attained in the third fiscal year compared to the fiscal year immediately preceding the Performance Period. (a) Performance Goals. The performance goals for this Award include [annual performance goals to be inserted]. (b) Payout Level. You will be entitled to receive between 0% and 200% of the Target PSUs based on [annual payout details to be inserted] as described in the Table below. [Insert Table] 3. DETERMINATION DATE; DETERMINATION BY COMMITTEE. The Committee will make a final determination of whether and to what extent the Performance Goals have been achieved for the Performance Period within two and one-half months after the end of the Performance Period (the “Determination Date”), and will determine the number of Shares, if any, issuable to Recipient upon settlement of the PSUs with respect to the level of achievement of each individual Performance Goal. The aggregate number of Shares potentially issuable to Recipient with respect to all Performance Goals will be between 0% and 200% of the number of Target PSUs. If applicable, the Committee’s determinations with respect to the achievement of Performance Goals will be based on the Company’s financial results reported in its annual report on Form 10-K as filed with the Securities and Exchange Commission, subject to any adjustments made by the Committee in accordance with the Plan. Notwithstanding satisfaction, achievement or completion of the Performance Goals, the number of Shares issuable hereunder may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion may determine. 4. FORFEITURE OF PSUs. Except in the event of death, Disability, Special Retirement or in certain circumstances following a Change in Control as set forth below, the PSUs will be terminated automatically without compensation and no Shares will be issued to Recipient pursuant to this Agreement if, prior to the end of the Performance Period, Recipient’s employment with the Company or any Affiliate terminates, or if Recipient is an employee of an Affiliate and such entity ceases to be an Affiliate, whether by Committee action or otherwise, on the date such entity ceases to be an Affiliate. Likewise, PSUs will be terminated automatically without compensation and no Shares will be issued to Recipient if Recipient transfers to an Ineligible Position on or before the completion of the first fiscal year of the Performance Period. 5. PARTIAL PAYMENT ON CERTAIN EVENTS. (a) Disability, Special Retirement or Transfer to an Ineligible Position. (i) If Recipient ceases to be employed by the Company or an Affiliate after the completion of the first fiscal year of the Performance Period as a result of Recipient’s Disability or Special Retirement and is not in an Ineligible Position at the time of such event, Recipient will remain eligible to receive a prorated portion of the Shares that would otherwise be issuable to Recipient upon settlement of the PSUs in the absence of such employment termination based on the actual achievement of the Performance Goals for each fiscal year during the Performance Period in which Recipient remains so employed; provided that the

US.359333874.02 3 prorated amount for the year in which such termination of employment occurs will be determined based on the ratio of (x) the number of days elapsed from the beginning of the fiscal year to the employment termination date over (y) the number of days in the fiscal year (and not reflecting any shortening of the Performance Period as a result of a Change in Control as described below). Any payment or settlement of Shares pursuant to this Paragraph will be made at the same time that it otherwise would have been made had Recipient continued to be employed through the end of the Performance Period. (ii) If Recipient is transferred to an Ineligible Position effective after the completion of the first fiscal year of the Performance Period and either (i) remains employed by the Company or an Affiliate through the end of the Performance Period or, if applicable, through the time of consummation of a Change in Control as set forth in Section 5(c) below, or (ii) thereafter ceases to be employed by the Company or an Affiliate at any time prior to the end of the Performance Period as a result of Recipient’s Disability or Special Retirement, Recipient will remain eligible to receive a prorated portion of the Shares that would otherwise be issuable to Recipient upon settlement of the PSUs in the absence of such transfer to an Ineligible Position based on the actual achievement of the Performance Goals for each fiscal year during the Performance Period in which Recipient remained employed by the Company and not in an Ineligible Position; provided that the prorated amount for the year in which Recipient transfers to an Ineligible Position will be determined based on the ratio of (x) the number of days elapsed from the beginning of the fiscal year to the date of transfer to an Ineligible Position over (y) the number of days in the fiscal year (and not reflecting any shortening of the Performance Period as a result of a Change in Control as described below). Except as provided in Section 5(c) (in the event of a Change in Control) below, any payment or settlement of Shares pursuant to this Paragraph will be made at the same time that it otherwise would have been made had Recipient continued to be employed through the end of the Performance Period. (iii) Notwithstanding the foregoing, Recipient will not be entitled to any Shares upon settlement of the PSUs if Recipient: (i) fails to execute and deliver, no later than ninety (90) days following the end of the Performance Period, a general release of claims if requested by, and in a form satisfactory to, the Company or an Affiliate, (ii) violates the terms of his or her inventions, copyright and confidentiality agreement with the Company or an Affiliate, or (iii) breaches his or her other contractual or legal obligations to the Company or an Affiliate, including the non-solicitation obligations set forth in Section 13 of this Agreement. (iv) For purposes of this Agreement, (A) “Ineligible Position” means transfer to a position of employment with the Company or an Affiliate that is not eligible to receive PSUs, (B) “Disability” means the status of disability determined conclusively by the Committee based upon certification of disability by the Social Security Administration or upon such other proof as the Committee may require, effective upon receipt of such certification or other proof by the Committee, and (C) “Special Retirement” means (x) retirement by Recipient after reaching age 59½ with at least ten (10) years of service with the Company or an Affiliate; (y) retirement by Recipient after reaching age 59½ and Recipient’s age plus years of service with the Company or an Affiliate equals at least 70; or (z) if Recipient is an “eligible officer”, as defined under the then- current Executive Severance, Change in Control and Retirement Policy, and

US.359333874.02 4 Recipient’s affiliation with the Company or any Affiliate terminates pursuant to such policy. For purposes of Special Retirement in accordance with this Section 5(a)(iv), years of service means the period of service determined conclusively by the Committee. (b) Death. If Recipient’s employment with the Company and its Affiliates terminates due to the death of Recipient, then Recipient’s estate will receive, as promptly as administratively practicable (and no later than ninety (90) days) following the date of death, a prorated portion of the Shares that Recipient would have been issued pursuant to the Award based on the formula set forth in Section 5(c) below as if a Change in Control had occurred on such date of death. (c) Change in Control. If a Change in Control occurs prior to the end of the Performance Period while Recipient is employed by the Company or an Affiliate or remains entitled to receive Shares pursuant to Section 5(a) above, the Performance Period will be terminated and Recipient will be entitled to receive, immediately upon consummation of such Change in Control, the following number of Shares (the “CIC Earned Shares”): (i) If the Change in Control occurs following completion of one or more fiscal years in the Performance Period, the number of Shares earned by Recipient for each such completed fiscal year based on the achievement of the applicable Performance Goals as determined by the Committee; plus (ii) If the Change in Control occurs prior to completion of any fiscal year in the Performance Period a number of Shares based on the achievement of the Performance Goals for such fiscal year at the time of consummation of the Change in Control as determined by the Committee and prorated to reflect the portion of the fiscal year that has elapsed through the date of consummation of the Change in Control (or, if Recipient earlier transfers to an Ineligible Position, through the date of such transfer). Notwithstanding the foregoing, if the Company determines that the PSUs are “deferred compensation” for purposes of Section 409A and are not eligible for any exemption from or exception to Section 409A, and that the Change in Control is not also a “change in ownership”, “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A, then the CIC Earned Shares (or a comparable amount of cash or acquiring company stock, depending on the consideration received by Company stockholders on such Change in Control) will only be issued to Recipient on the date such Shares would have been issued pursuant to Section 3 if a Change in Control had not occurred), unless the PSUs are terminated in a manner compliant with Section 409A. 6. RIGHTS OF RECIPIENT WITH RESPECT TO THE PSUs. (a) Stockholder Rights. The PSUs granted pursuant to this Award do not and will not entitle Recipient to any rights of a stockholder until such time, if any, as the PSUs are earned and settled and the underlying Shares are actually issued to Recipient. The rights of Recipient with respect to the PSUs will remain forfeitable at all times prior to the date on which such rights are earned, and the restrictions with respect to the PSUs lapse, in accordance with Section 3 or Section 5 of this Agreement. (b) Dividend Equivalents. If the Company pays any cash dividends on its Shares, Recipient will be entitled to receive an amount in cash, Shares or a combination of each (less any

US.359333874.02 5 required withholding for taxes) equal to the value of such cash dividends that would have been paid on PSUs as if the underlying Shares had been outstanding as of the record date for such dividends declared on or after the Grant Date and prior to the issuance date of the underlying Shares (“Dividend Equivalents”). Such Dividend Equivalents will be retained by the Company (without interest) and paid in cash when, and if, to the extent that PSUs are earned and settled and the underlying Shares are issued based on the achievement of the Performance Goals and other applicable conditions/requirements in this Agreement. Dividend Equivalents so credited will be subject to the same terms and conditions as the PSUs to which such Dividend Equivalents relate and will be forfeited in the event that the PSUs with respect to which such Dividend Equivalents were credited are forfeited. For the avoidance of doubt, no Dividend Equivalents will be credited or distributed with respect to any PSUs that have been earned and settled and for which the underlying shares have been issued prior to the applicable dividend payment date. (c) Settlement of PSUs; Issuance of Shares. No Shares will be issued to Recipient prior to the Determination Date. The PSUs will be settled and Shares will be issued, if and to the extent earned based on the achievement of the Performance Goals as determined by the Committee, on (or as promptly as administratively practicable following) the Determination Date, and in no event later than ninety (90) days following the end of the Performance Period, unless such payment is deferred in accordance with the terms and conditions of a non-qualified compensation deferral plan established and maintained by the Company. The Company will issue Shares under the Plan in the name of Recipient (or to such other person as to whom the Shares may be appropriately and legally issued under procedures and rules, if any, established from time to time by the Committee). Ownership of Shares issued by the Company under the Plan will be evidenced electronically. (d) Taxes, Deferrals and Other Matters. As a condition to the issuance of Shares hereunder, Recipient must have satisfied their tax withholding obligations as specified in this Agreement and must have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Shares. In no event will the Company be obligated to issue a fractional share. Notwithstanding the foregoing, (i) the Company will not be obligated to deliver any Shares during any period when the Company determines that the issuance or the delivery of Shares hereunder would violate any federal, state or other applicable laws and/or may issue Shares subject to any restrictive legends that, as determined by the Company, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which Shares are issued may include a delay (but not later than the next December 31st after the end of the Performance Period) in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters. 7. TAX MATTERS. (a) Tax Withholding. If the Company or an Affiliate is required to withhold any federal, state, local or other taxes upon the earning of the PSUs, any issuance of Shares, any other taxable event or otherwise under this Agreement, Recipient authorizes the Company to withhold a sufficient number of Shares issuable upon settlement of the PSUs at the then current Fair Market Value in an amount that does not exceed the maximum statutory tax rate in the applicable jurisdiction. Recipient further authorizes the Company, in the Company’s sole discretion, to sell a sufficient number of Shares on behalf of Recipient to satisfy such obligations, accept payment to satisfy such obligations in the form of cash or delivery to the Company of shares of Company stock already owned by Recipient,

US.359333874.02 6 withhold amounts from Recipient’s compensation, or any combination of the foregoing or other actions as may be necessary or appropriate to satisfy any such tax withholding obligations as permitted by law. (b) Section 409A. (i) This Award is intended to qualify for the short-term deferral exception to Section 409A of the Code (“Section 409A”) described in the regulations promulgated under Section 409A to the maximum extent possible, and for the Determination Date (and issuance of Shares hereunder) to be within 2 and ½ months following the end of the Performance Period. (ii) To the extent Section 409A is applicable to this Award, this Award is intended to comply with Section 409A and to be interpreted and construed consistent with such intent. The settlement of PSUs may not be accelerated by the Company except to the extent permitted under Section 409A. The Committee may, however, accelerate the vesting of PSUs, without changing the settlement terms of such PSUs. The Committee reserves the right, to the extent the Committee deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all PSUs and related Dividend Equivalents are exempt from or otherwise have terms that comply, and in operation comply, with Section 409A (including, without limitation, the avoidance of penalties thereunder). If any mandatory term required for PSUs or related Dividend Equivalents to avoid tax penalties under Section 409A is not otherwise explicitly provided under this Agreement or the Plan, such term is hereby incorporated by reference and fully applicable as if set forth in this Agreement. (iii) This Award is intended to be paid in all cases on fixed payment dates under Sections 5(a) and (c) of this Agreement and such payments may not be accelerated except to the extent permitted under Section 409A. (iv) Without limiting the generality of the foregoing, if Recipient is a “specified employee” within the meaning of Section 409A, as determined under the Company’s established methodology for determining specified employees, on the date of Recipient’s termination of service at a time when this Award pursuant to its terms would be settled, then to the extent required in order to comply with Section 409A, shares of Common Stock that would be issued under this Award (or any other amount due hereunder) at such termination of service will not be issued before the first business day following the earlier of (x) the date that is six months following Recipient’s termination of employment and (y) the date of Recipient’s death. 8. RIGHTS, RESTRICTIONS AND LIMITATIONS. All Shares issued to Recipient pursuant to this Agreement are subject to the rights, restrictions and limitations set forth in the Company’s Amended and Restated Certificate of Incorporation. Recipient will not have the rights of a stockholder until Shares, if any, are issued on or following the applicable vesting date. 9. NONTRANSFERABILITY; BENEFICIARY DESIGNATION. (a) Nontransferability. Neither the PSUs nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or

US.359333874.02 7 by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 9(a) will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with Section 9(b) below. (b) Beneficiary Designations. Recipient may designate a beneficiary or beneficiaries to exercise any rights or receive any with respect to the PSUs following Recipient’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If Recipient fails to designate a beneficiary, or if no designated beneficiary survives Recipient’s death, Recipient’s estate will be deemed Recipient’s beneficiary. A beneficiary designation may be changed or revoked by Recipient’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Recipient. 10. RESTRICTIONS UNDER SECURITIES LAW. The issuance of PSUs and the Shares covered by this Agreement are subject to any restrictions which may be imposed under applicable state and federal or foreign securities laws and are subject to obtaining all necessary consents which may be required by, or any condition which may be imposed in accordance with such laws. 11. EMPLOYMENT AT WILL. (a) If Recipient is an employee or consultant of the Company or an Affiliate, such employment or affiliation is not for any specified term and may be terminated by employee or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement, the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon Recipient any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate Recipient at will and without regard to any future vesting opportunity that Recipient may have. (b) Recipient acknowledges and agrees that the right to receive Shares pursuant to this Agreement is earned, among other applicable conditions/requirements, only by continuing as an employee or consultant at the will of the Company or as a director (not through the act of being hired, being granted PSUs or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Recipient acknowledges and agrees that such a reorganization could result in the termination of Recipient’s relationship as an employee or consultant to the Company or an Affiliate, or the termination of Affiliate status of Recipient’s employer and the loss of benefits available to Recipient under this Agreement, including but not limited to, the termination of the right to receive Shares under this Agreement.

US.359333874.02 8 12. COMPENSATION RECOVERY POLICIES. Recipient acknowledges and agrees that the PSUs are subject to cancellation, forfeiture and recovery in accordance with the Company’s compensation recovery policies, as the same may be in effect from time to time. Recipient acknowledges and agrees that any such compensation recovery policies apply to the PSUs and that any payments or issuances of Shares with respect to the PSUs are subject to recoupment pursuant to such policies. This Agreement will be deemed to include the restrictions imposed by the applicable compensation recovery policies. 13. CONFIDENTIALITY/NON-SOLICITATION. (a) Confidentiality. Recipient acknowledges that the terms of this Award together with the performance goals and other conditions described in this Award are regarded as confidential information and agrees to not disclose this information to any third party. (b) Solicitation of Employees. Recipient agrees that, both while employed by the Company or an Affiliate and for one year afterward, Recipient will not solicit or attempt to solicit any employee of the Company or an Affiliate to leave his or her employment or to violate the terms of any agreement or understanding that employee may have with the Company or an Affiliate. The foregoing obligations apply to both Recipient’s direct and indirect actions, and apply to actions intended to benefit Recipient or any other person, business or entity. (c) Solicitation of Customers. Recipient agrees that, for one year after termination of employment with the Company or an Affiliate, Recipient will not participate in any solicitation of any customer or prospective customer of the Company or an Affiliate concerning any business that: (i) involves the same programs or projects for that customer in which Recipient was personally and substantially involved during the 12 months prior to termination of employment; or (ii) has been, at any time during the 12 months prior to termination of employment, the subject of any bid, offer or proposal activity by the Company or an Affiliate in respect of that customer or prospective customer, or any negotiations or discussions about the possible performance of services by the Company or an Affiliate to that customer or potential customer, in which Recipient was personally and substantially involved. In the case of a governmental, regulatory or administrative agency, commission, department or other governmental authority, the customer or prospective customer will be determined by reference to the specific program offices or activities for which the Company or an Affiliate provides (or may reasonably provide) goods or services. (d) Remedies. Recipient acknowledges and agrees that a breach of any of the promises or agreements contained in this Section 13 will result in immediate, irreparable and continuing damage to the Company for which there is no adequate remedy at law, and the Company or an Affiliate will be entitled to injunctive relief, a decree for specific performance, and other relief as may be proper, including money damages. 14. MISCELLANEOUS. This Agreement (together with the Plan) contains the entire agreement of the parties with respect to its subject matter, provided, however, that if Recipient and the Company are parties to an existing written agreement addressing the subject matter of Section 13, such agreement will control with respect to such subject matter until the termination thereof, at

US.359333874.02 9 which time Section 13 will control. This Agreement will be binding upon and will inure to the benefit of the respective parties, the successors and assigns of the Company, and the heirs, legatees and personal representatives of Recipient. The parties hereby agree that should any portion of this Agreement be judicially held to be invalid, unenforceable, or void, such portion will be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law as is then in effect. 15. GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to such state’s principles of conflict of laws. 16. COPIES OF PLAN AND OTHER MATERIALS. Recipient acknowledges that Recipient has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, electronically from the Company. Recipient acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Company. 17. ACKNOWLEDGMENT. Recipient acknowledges that the PSUs constitute full and adequate consideration for Recipient’s obligations under this Agreement, the acceptance of the PSUs constitutes an unequivocal acceptance of this Agreement and any attempted modification or deletion will have no force or effect on the Company’s right to enforce the terms and conditions stated herein. Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement. 18. ACCEPTANCE OF AWARD. By Recipient’s acceptance and acknowledgement of this Agreement in the Company’s stock plan administrator’s system in accordance with instructions provided by the Company’s stock plan administrator and the Company (which must be completed within sixty days from the Grant Date (the “Acceptance Deadline”)), Recipient agrees to all of the terms and conditions of this Agreement set forth above and in the Plan. If this Award is not accepted by the Acceptance Deadline as described in the preceding sentence, it will be immediately canceled and forfeited in its entirety at no cost to the Company and no benefits from the PSUs nor any compensation or benefits in lieu of the PSUs will be provided to Recipient. The Administrator or its designee shall have the right to grant an exception to this requirement under limited circumstances at its sole discretion.